FOR IMMEDIATE RELEASE    CONTACT:
Monday, March 31, 2014        Kathleen Till Stange, Corp & Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group Presents 2013 Annual Report

West Des Moines, Iowa, March 31, 2014 - FBL Financial Group, Inc. (NYSE: FFG) today announced that its 2013 annual report to shareholders is now available on its website at http://www.fblfinancial.com. FBL’s online annual report features the letter to shareholders and video Q&A with Chief Executive Officer James P. Brannen as well as a financial review and video commentary by Chief Financial Officer Donald J. Seibel. In addition, the annual report, financial statements and proxy statement are readily available for downloading or printing.

FBL Financial Group is a holding company whose purpose is to protect livelihoods and futures. Its primary operating subsidiary, Farm Bureau Life Insurance Company, underwrites and markets a broad range of life insurance and annuities to individuals and businesses, which are distributed by multiline exclusive Farm Bureau agents. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL Financial Group, headquartered in West Des Moines, Iowa, is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com.
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